Exhibit 99.1
ESS Tech, Inc. Announces Second Quarter 2026 Financial Results
Accelerating U.S.-Made Sodium-Ion Battery Energy Storage Development with the Bridge™ Modular Sodium-Ion System; Early-Stage Opportunities Approaching $1 Billion
Signs Letter of Intent with Juniper Energy for 500+ MWh of Sodium-Ion Energy Storage, Anchored by a Planned 80 MWh California Utility Project
Signs Non-Binding Letter of Intent for a Strategic Business Combination with Private Energy Sector Company, Implying an Expected $515 Million Combined Enterprise Value and Premium Market Capitalization Valuation for ESS at Signing of Definitive Agreement
Management to Host Webcast and Conference Call Today at 5:00 p.m. ET
WILSONVILLE, Ore. – August 11, 2026 – ESS Tech, Inc. (“ESS,” “ESS, Inc.” or the “Company”) (NYSE: GWH), a leading provider of non-lithium energy storage solutions for commercial and utility-scale applications, today announced financial results for its second quarter ended June 30, 2026.
“The second quarter marked an inflection point for ESS as we accelerated our expansion into sodium-ion energy storage while maintaining the disciplined execution and capital focus that have defined our reset,” said Drew Buckley, Chief Executive Officer of ESS. “The demand we are seeing for sodium-ion is unlike anything in our company’s history. Since signing our letter of intent with Alsym Energy, we have developed early-stage opportunities approaching $1 billion across data centers, critical infrastructure, and utility markets, and with the recent market rollout of our Bridge™ modular sodium-ion system we are moving decisively to convert that interest into near-term revenue.
“At the same time, we streamlined our Wilsonville operations to reduce expenses and cash burn. We lowered operating expenses by 12% in the first half of the year as we reallocate capital toward the highest-return, near-term opportunities. Encouragingly, the interest we are seeing in sodium-ion is coming not only from new customers but from relationships we already have. We believe our combined sodium-ion and iron flow platform positions ESS to deliver safe, American-made energy storage at the scale and speed the market demands.
“We are also excited to have signed a non-binding letter of intent for a strategic business combination with a private company in the energy sector. This is a highly complementary partner, built on an established platform with a track record of proven commercial execution. The contemplated transaction implies an expected combined enterprise value of approximately $515 million, with the expected transaction value attributable to ESS expected to represent a premium to our market capitalization at the time a definitive agreement is signed. We see significant potential in what these two platforms could build together, and we look forward to advancing discussions toward definitive agreements.”
Second Quarter 2026 and Subsequent Highlights
•Subsequent to quarter end, signed a non-binding letter of intent for a strategic business combination with a private energy-sector company, with the potential transaction implying a combined enterprise value of approximately $515 million and a premium to ESS's market capitalization at the time of definitive agreement signing. If completed, ESS shareholders would be allocated an estimated 5 to 10 percent of the combined company.
•Subsequent to quarter end, signed a letter of intent with Juniper Energy LLC for the deployment of 500 MWh or more of sodium-ion battery energy storage systems, establishing a framework for a long-term partnership. The collaboration begins with a planned 10 MW / 80 MWh project in California, expected to utilize the Bridge™ modular sodium-ion AC solution and an ESS Energy Management System (EMS), and targeted for commercial operation in 2027. Juniper has expressed its intent to procure 500 MWh or more of ESS battery energy storage systems by 2032.
•Subsequent to quarter end, began the market rollout of the Bridge™ modular sodium-ion battery energy storage system, with the first module completed and initial charge and discharge testing beginning this week. The first operational Bridge™ product is expected toward the end of 2026.
•Announced the acceleration of its U.S.-made sodium-ion battery energy storage system (“BESS”) development following surging early customer interest across data centers, critical infrastructure, and utility markets, with early-stage opportunities approaching $1 billion, and aligned resources to support an expanded focus on AI infrastructure and data center markets.
•Signed a letter of intent with Alsym Energy to add 8.5 GWh of U.S.-made sodium-ion cells and modules to the Company’s portfolio, extending ESS’s non-lithium platform into short- and medium-duration applications historically served by lithium-ion systems.
•As of the date of this release, had repaid $37 million of the $40 million principal amount outstanding under the Company’s promissory note with YA II PN, Ltd. (“Yorkville”).
Second Quarter 2026 Financial Highlights
•Revenue was $73 thousand for the three months ended June 30, 2026, compared with $2.4 million in the prior-year period due to fewer deliveries of equipment to customers.
•Total operating expenses increased 19% to $7.7 million for the three months ended June 30, 2026, compared with $6.5 million in the prior-year period. The increase was primarily due to an increase in general and administrative expenses of $1.2 million, driven by legal expense associated with contingent liability accruals, and an increase in research and development expenses of $0.8 million, partially offset by a $0.7 million decrease in sales and marketing expenses as part of our efforts to prioritize investment in our product development.
•Net loss was $(15.6) million, or $(0.46) per share, for the three months ended June 30, 2026, compared with $(11.1) million, or $(0.90) per share, in the prior-year period.
•Adjusted EBITDA loss was $(7.9) million for the three months ended June 30, 2026, compared to $(7.8) million for the three months ended June 30, 2025.
•Net cash used in operating activities was $22.4 million for the six months ended June 30, 2026, compared with $30.6 million in the prior-year period.
•Unrestricted cash and cash equivalents were $5.6 million as of July 31, 2026. We continue to actively pursue multiple sources of incremental liquidity to support our operations and position the Company for long-term growth.
Kate Suhadolnik, Chief Financial Officer of ESS, commented, “We remain focused on disciplined expense management, liquidity, and the strategic allocation of capital as we support the business through its transition and commercialization efforts. Total operating expenses for the first six months of 2026 declined 12% year-over-year, even as second quarter spending increased while we continued to invest in product development and our expanded technology platform during the second quarter. We also benefited from the capital raised through our registered direct offering earlier in the year, and we remain focused on managing our resources prudently as we advance our operational and commercialization priorities.”
Conference Call Details
ESS Chief Executive Officer Drew Buckley and Chief Financial Officer Kate Suhadolnik will host the conference call, followed by a question-and-answer period. The call will be accompanied by a presentation, which will be available following the call via the investor relations section of the Company’s website.
To access the call, please use the following information:

Date:	8/11/2026
Time:	5:00 p.m. Eastern Time (2:00 p.m. Pacific Time)
Dial-in:	1-833-461-5787
International:	1-585-542-9983
Meeting ID:	666 579 401
Webcast:	https://events.q4inc.com/attendee/666579401
The replay can be viewed through the webcast link above and the presentation utilized during the call will be available via the investor relations section of the Company's website.
About ESS, Inc.
ESS (NYSE: GWH) is a leading provider of non-lithium energy storage solutions. The Company was established in 2011 with a mission to accelerate decarbonization safely and sustainably through longer lasting energy storage. Using easy-to-source materials, ESS solutions enable energy security, reliability and resilience. We build flexible storage solutions that allow our customers to meet increasing energy demand without power disruptions and maximize the value potential of excess energy.
For more information visit www.essinc.com.
Use of Non-GAAP Financial Measures
In this press release and the accompanying earnings call, ESS includes Adjusted EBITDA, which is a non-GAAP performance measure that ESS uses to supplement its results presented in accordance with U.S. GAAP. As required by the rules of the Securities and Exchange Commission (“SEC”), ESS has provided herein a reconciliation of the non-GAAP financial measures contained in this presentation and the accompanying earnings call to the most directly comparable measures under GAAP. ESS’ management believes Adjusted EBITDA is useful in evaluating its operating performance and is a similar measure reported by publicly-listed U.S. companies, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. By providing this non-GAAP measure, ESS’ management intends to provide investors with a meaningful, consistent comparison of ESS’ profitability for the periods presented. Adjusted EBITDA is not intended to be a substitute for net income/loss or any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.
ESS defines and calculates Adjusted EBITDA as net loss before interest expense (income), net, stock-based compensation, depreciation, amortization and asset abandonment, gain on revaluation of common stock warrant liabilities, legal contingency, financing costs and other income, net as they are not indicative of business operations.
Forward-Looking Statements
This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company and other matters that involve substantial risks and uncertainties. These statements may discuss the management team's goals, beliefs, hopes, intentions and expectations as to future plans, trends, events, results of operations and financial condition and the related potential effects on ESS, or otherwise, based on current beliefs of the management of the Company, as well as assumptions made by, and information currently available to the Company's management. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” or, in each case, their negative or other variations or comparable terminology may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. Examples of forward-looking statements include, among others, statements pertaining to statements made by the Company’s Chief Executive Officer and Chief Financial Officer, the Company’s sodium-ion strategy and the early-stage opportunities approaching $1 billion identified for its sodium-ion solutions, the timeline for development and market rollout of the Bridge™ system, the letter of intent with Juniper Energy and the potential deployment of 500 MWh or more of energy storage systems and timing related to the same, the letter of intent with Alsym Energy, the Company’s plans to streamline its Wilsonville operations and reduce expenses and cash burn, statements pertaining to the Company’s 2026 outlook and beyond, cash position, the potential and capabilities of the Company’s technology and platform, advancement of operational and commercialization priorities, the Company’s ability to execute on Project New Horizon, including the timing for manufacturing and delivery for Project New Horizon, as well as statements regarding the Company’s partnerships, employees, commercial expectations regarding sales orders, statements regarding our ability to obtain incremental liquidity through financing, the proposed business combination (“Proposed Transaction”) and the non-binding letter of intent relating thereto, including the expected combined enterprise value, the potential premium to the Company’s market capitalization, the expected timing for entering into definitive agreements and completing the Proposed Transaction, the expected ownership of the combined company by the Company’s stockholders, and the anticipated benefits of the Proposed Transaction, ESS product development and manufacturing, and relationships with customers. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. There can be no assurance that the future developments affecting ESS will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond ESS’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to: our ability to raise capital in the near future; our ability to obtain incremental liquidity through financing and strategic alternatives; barriers we face in our attempts to produce our energy storage products; the demand for our sodium-ion solutions and the Bridge™ system not developing as anticipated; our ability to realize and capitalize on sodium-ion opportunities; our ability to generate near-term revenue; delays in the development of our sodium-ion products; our ability to execute definitive agreements with, and deliver to, customers including Juniper Energy; our strategy to allocate resources toward sodium-ion solutions not achieving the anticipated benefits or adversely affecting development of our iron flow technology; our cash burn and cash runway; our ability to secure or maintain a domestic supply chain; risks related to the Company’s ability to execute and meet timelines related to Project New Horizon; our products being in the early stage of commercialization and aspects of our technology not having been fully field tested; our inability to develop our business and effectively commercialize our energy storage products; our dependence on third-party suppliers; our ability to secure or maintain long-term supply relationships with critical suppliers; delays, disruptions or quality control problems in our manufacturing operations; our ability to adequately control our costs, effectively scale our operations and achieve our cost reduction strategy; our reliance on complex machinery; our ability to increase our production capacity; product recalls, defects or performance problems with our products; required maintenance being performed incorrectly or maintenance requirements exceeding our current expectations; our history of losses; our ability to continue as a “going concern”; our ability to secure binding orders; failure to deliver the benefits offered by our technology; inability to achieve market acceptance of our products; our ability to sell effectively to large customers; failure to accurately estimate future supply and demand for our products and services; failure to manage our growth effectively; failure to meet the obligations under our sales contracts and service agreements; our ability to complete projects on schedule and within budget; loss of a member of our senior management or other key personnel; changes to our leadership team; expansions into new markets, product lines or services; our warranty obligations; failure to identify or complete commercial or financial transactions; the non-binding letter of intent for the Proposed Transaction may be terminated at any time and may not result in definitive agreements or a completed transaction on the anticipated terms, timeline or valuation, or at all; the parties’ ability to complete due diligence and to negotiate and execute definitive transaction agreements on the anticipated timeline or at all related to the Proposed Transaction; the parties’ ability to satisfy the conditions to, and to consummate, the Proposed Transaction, including obtaining required regulatory approvals and the approval of ESS’s stockholders; our ability to realize the anticipated benefits of the Proposed Transaction; the potential dilution to, and the allocation of combined company ownership ultimately received by, our stockholders; the receipt of required corporate, stockholder and regulatory approvals for the Proposed Transaction; our ability to maintain compliance with the continued listing standards of the New York Stock Exchange; risks relating to the integration of the two businesses and higher than anticipated transaction and integration costs; difficulties and delays in integrating the combined business resulting from the Proposed Transaction; the combined company’s ability to access additional capital on acceptable terms; the ability of the combined business to retain key customers, employees and relationships; the parties’ ability to raise additional capital to fund the combined company’s business plan; cash flow and access to capital; changes in the global trade environment; our relationships with related parties; regulatory challenges; our ability to protect our intellectual property; general economic and market conditions as well as geopolitical developments and other risks and uncertainties described more fully in the section titled “Risk Factors” in the Company's Annual Report on Form 10-K filed on March 5, 2026, in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 and the Company's other filings with the U.S. Securities and Exchange Commission. Except as required by law, ESS is not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It
In connection with the Proposed Transaction and depending on the final structure of the Proposed Transaction, the Company expects to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (as may be amended, the “Registration Statement”), which would include a preliminary proxy statement of ESS and a prospectus (the “Proxy Statement/Prospectus”). Alternatively, ESS may file a standalone proxy statement. In either case, the definitive proxy statement (or definitive Proxy Statement/Prospectus) and other relevant documents will be mailed to ESS’s stockholders as of a record date to be established for voting on the Proposed Transaction and any other matters as described in the Proxy Statement/Prospectus. ESS may also file other documents regarding the Proposed Transaction with the SEC. This press release does not contain all of the information that should be considered concerning the Proposed Transaction and is not intended to form the basis of any investment, voting or any other decision in respect of the Proposed Transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND STOCKHOLDERS OF ESS AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT/PROSPECTUS AND ANY AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH ESS’s SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF ITS STOCKHOLDERS TO BE HELD TO APPROVE THE PROPOSED TRANSACTION AND OTHER MATTERS AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT ESS, THE COUNTERPARTY TO THE PROPOSED TRANSACTION (THE “COUNTERPARTY”), THE COMBINED COMPANY AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus (when available) and all other documents filed or that will be filed with the SEC by ESS, the Counterparty or the combined company without charge, once available, on the SEC’s website at www.sec.gov.
NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE PROPOSED TRANSACTION DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED TRANSACTION OR ANY RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PRESS RELEASE. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.
Participants in the Solicitation
ESS, the Counterparty and their respective directors and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies from ESS’s stockholders in connection with the Proposed Transaction. A list of the names of ESS’s directors and executive officers and information regarding their interests in the Proposed Transaction and their ownership of ESS securities are, or will be, contained in ESS’s filings with the SEC, including the Proxy Statement/Prospectus relating to the Proposed Transaction. Additional information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of ESS’s stockholders in connection with the Proposed Transaction, including the names and interests of ESS’s and the Counterparty’s directors and executive officers, will be set forth in the Proxy Statement/Prospectus relating to the Proposed Transaction when it is filed with the SEC. Investors and security holders may obtain free copies of these documents as described above.
No Offer or Solicitation
This press release is for informational purposes only and is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transaction, and shall not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities of ESS, the Counterparty or the combined company, or any commodity or instrument or related derivative, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act.
Investor Relations
Chris Tyson
Executive Vice President
MZ Group - MZ North America
Phone: (949) 491-8235
GWH@mzgroup.us
www.mzgroup.us

ESS Tech, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Revenue	$4	$56	$126	$627
Revenue - related parties	69	2,302	75	2,330
Total revenue	73	2,358	201	2,957
Cost of revenue	7,494	7,459	14,660	16,205
Gross loss	(7,421)	(5,101)	(14,459)	(13,248)
Operating expenses
Research and development	2,201	1,424	4,826	3,902
Sales and marketing	562	1,304	816	3,254
General and administrative	4,950	3,728	8,813	9,299
Total operating expenses	7,713	6,456	14,455	16,455
Loss from operations	(15,134)	(11,557)	(28,914)	(29,703)
Other (expense) income, net
Interest (expense) income, net	(596)	30	(3,092)	246
Gain on revaluation of common stock warrant liabilities	166	459	510	344
Other income, net	11	12	21	31
Total other (expense) income, net	(419)	501	(2,561)	621
Net loss and comprehensive loss to common stockholders	$(15,553)	$(11,056)	$(31,475)	$(29,082)

Net loss per share - basic and diluted	$(0.46)	$(0.90)	$(1.00)	$(2.39)

Weighted-average shares used in per share calculation - basic and diluted	33,824,896	12,271,587	31,563,558	12,152,245

ESS Tech, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share data)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$10,848	$14,477
Restricted cash, current	806	806
Accounts receivable, net	10	13
Short-term investments	—	7,557
Inventory	112	140
Prepaid expenses and other current assets	1,814	3,254
Total current assets	13,590	26,247
Property and equipment, net	11,793	17,224
Intangible assets, net	2,548	2,682
Operating lease right-of-use assets	2,903	3,767
Restricted cash, non-current	918	618
Other non-current assets	724	634
Total assets	$32,476	$51,172
Liabilities and stockholders' (deficit) equity
Current liabilities:
Accounts payable	$1,234	$3,023
Accrued and other current liabilities	10,004	11,097
Accrued product warranties	798	985
Operating lease liabilities, current	1,919	1,784
Deferred revenue, current	280	359
Financing obligations, current	5,765	8,044
Total current liabilities	20,000	25,292
Operating lease liabilities, non-current	1,059	2,060
Deferred revenue, non-current - related parties	5,297	5,297
Common stock warrant liabilities	63	573
Financing obligations, non-current	8,715	9,291
Other non-current liabilities	29	41
Total liabilities	35,163	42,554
Stockholders' (deficit) equity:
Preferred stock ($0.0001 par value; 200,000,000 shares authorized, none issued and outstanding as of June 30, 2026 and December 31, 2025)	—	—
Common stock ($0.0001 par value; 1,000,000,000 shares authorized, 32,889,323 and 22,377,003 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively)	3	2
Additional paid-in capital	874,604	854,435
Accumulated deficit	(877,294)	(845,819)
Total stockholders' (deficit) equity	(2,687)	8,618
Total liabilities and stockholders' (deficit) equity	$32,476	$51,172

ESS Tech, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(31,475)	$(29,082)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,077	3,085
Asset abandonment	4,327	—
Non-cash interest expense (income)	2,824	(155)
Non-cash lease expense	864	731
Stock-based compensation expense	1,745	2,699
Change in fair value of common stock warrant liabilities	(510)	(344)
Other non-cash expenses, net	1	199
Changes in operating assets and liabilities:
Accounts receivable, net	3	86
Inventory	28	301
Prepaid expenses and other assets	1,350	468
Accounts payable	(1,761)	1,268
Accrued and other liabilities	(1,743)	(1,485)
Accrued product warranties	(187)	(1,090)
Deferred revenue	(79)	(6,458)
Operating lease liabilities	(866)	(820)
Net cash used in operating activities	(22,402)	(30,597)

Cash flows from investing activities:
Purchases of property and equipment	(1,432)	(1,491)
Maturities and purchases of short-term investments, net	7,655	18,411
Net cash provided by investing activities	6,223	16,920

Cash flows from financing activities:
Proceeds from issuance of common stock via ATM, net of issuance costs	4,859	721
Proceeds from issuance of common stock and common stock warrants via RDO, net of issuance costs	13,553	—
Proceeds from financing arrangements	9,200	—
Payments on financing obligations	(14,775)	—
Proceeds from stock options exercised	—	6
Proceeds from contributions to Employee Stock Purchase Plan	13	103
Repurchase of shares from employees for income tax withholding purposes	—	(27)
Net cash provided by financing activities	12,850	803

Net change in cash, cash equivalents and restricted cash	(3,329)	(12,874)
Cash, cash equivalents and restricted cash, beginning of period	15,901	15,195
Cash, cash equivalents and restricted cash, end of period	$12,572	$2,321

ESS Tech, Inc.
Condensed Consolidated Statements of Cash Flows (continued)
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2026	2025
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Operating leases included in cash used in operating activities	$1,061	$887
Interest	685	—
Non-cash investing and financing transactions:
Purchase of property and equipment included in accounts payable and accrued and other current liabilities	435	4,277
Transfers between inventory and property and equipment, net	—	668

Cash and cash equivalents	$10,848	$797
Restricted cash, current	806	906
Restricted cash, non-current	918	618
Total cash, cash equivalents and restricted cash shown in the condensed consolidated statements of cash flows	$12,572	$2,321

ESS Tech, Inc.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(15,553)	$(11,056)	$(31,475)	$(29,082)
Interest expense (income), net	596	(30)	3,092	(246)
Stock-based compensation	681	1,670	1,745	2,904
Depreciation, amortization and asset abandonment	5,025	1,545	7,404	3,085
Gain on revaluation of common stock warrant liabilities	(166)	(459)	(510)	(344)
Financing costs	—	568	75	986
Legal contingency	1,540	—	1,540	—
Other income, net	(11)	(12)	(21)	(31)
Adjusted EBITDA	$(7,888)	$(7,774)	$(18,150)	$(22,728)